UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 9, 2011

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 9, 2011, Jazz Pharmaceuticals, Inc. (“the Company”) has appointed Karen J. Wilson, its Vice President of Finance, to serve as its Principal Accounting Officer. Prior to joining the Company in February 2011, Ms. Wilson, age 47, served as Vice President of Finance and Principal Accounting Officer at PDL BioPharma, Inc., a life sciences company, since 2009. From 2005 to 2009, she served as a principal at the consulting firm Wilson Crisler LLC. Previously, from 2001 to 2004, she was Chief Financial Officer of ViroLogic, Inc. (now Monogram Biosciences, Inc., a subsidiary of Laboratory Corporation of America). From 1999 to 2001, Ms. Wilson served as Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc. Prior to 1999, Ms. Wilson worked for Deloitte LLP, a professional services firm, most recently as Senior Manager serving clients in both the medical and technology fields. Ms. Wilson is a Certified Public Accountant (inactive) in the State of California and received a B.S. in Business from the University of California, Berkeley. In connection with Ms. Wilson’s appointment as the Company’s Principal Accounting Officer, Joan E. Colligan will no longer serve in that capacity.

Ms. Wilson is a party to the Company’s Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Severance Benefit Plan”) pursuant to which Ms. Wilson would be entitled to certain specified severance benefits as a vice president of the Company in the event that her employment is terminated, actually without cause or constructively, within 12 months following a change in control and assuming all of the other conditions of the Severance Benefit Plan are met. Such severance benefits include a single lump sum cash payment as determined under the Severance Benefit Plan (generally equal to 12 months of salary and bonus), full payment of all applicable COBRA premiums for up to 12 months, and acceleration in full of the vesting and exercisability, and termination of any repurchase rights, with respect to outstanding options and other equity awards then held by Ms. Wilson. In addition, Ms. Wilson and the Company have entered into the Company’s standard indemnity agreement (the “Indemnity Agreement”), which requires the Company to indemnify Ms. Wilson, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Ms. Wilson as a result of being made a party to certain actions, suits, proceedings and the like by reason of her position as an officer of the Company. The foregoing is only a brief description of the above-specified agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Severance Benefit Plan and the form of Indemnity Agreement that were previously filed as exhibits to the Company filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Bruce C. Cozadd
Bruce C. Cozadd
Chairman and Chief Executive Officer

Date: March 9, 2011